Exhibit (p.5)

Netols Asset Management, Inc.

Code of Ethics and Personal Trading Policy

1.1

Overview

This Code of Ethics and Personal Trading Policy has been adopted by Netols Asset Management, Inc. (“NAM”) to set forth standards of conduct and personal trading guidelines for which every employee of NAM is expected to follow.

Every employee of NAM will be required to certify annually that:

•

S/he has read and understood this policy and recognizes s/he is subject to its provisions; and

•

S/he has complied with the applicable provisions of this policy and has reported all personal securities transactions required to be reported under Section 1.5 of this policy.

Questions concerning this policy should be directed to the CCO.

1.2

Terms and Definitions

A.

Definitions (as used within this policy):

1.

“Federal Securities Laws” means the Securities Act of 1933 (“1933 Act”), the Securities Exchange Act of 1934 (“1934 Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Investment Advisers Act of 1940 (“Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statues, the Bank Secrecy Act as it applies to mutual funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of Treasury.

2.

“Control” has the same meaning as set forth in Section 2(a)(9) of the 1940 Act.  In summary, control means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

3.

“Client” means any person or entity for which NAM serves as an investment adviser.

4.

“Employee” includes “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act.  In summary, a supervised person is any officer, director, partner, and employee of NAM, and any other person who provides advice on behalf of NAM and is subject to NAM’s supervision and control.

5.

“Access Person” means any employee who:

a.

Has access to nonpublic information regarding any client purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any client; and

b.

Is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

6.

“Beneficial Ownership” will be interpreted in the same manner as it would be in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.  For purposes of this policy, “Beneficial Ownership” includes, but is not limited to, securities held by members of a person’s immediate family sharing the same household and securities over which a person has discretionary authority outside of his ordinary course of business.

7.

A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated.

8.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

9.

“Private Placement” has the same meaning as “Limited Offering”, an offering that is exempt from registration under the 1933 Act.

10.

“Security” has the same meaning as set forth in Section 202(a)(18) of the Advisers Act, except that it does not include the following securities (“Excluded Securities”):

a.

Shares of registered open-end investment companies, except Reportable Funds.

b.

Direct obligations of the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.

Shares issued by any money market fund; and

e.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

Some of the more common inclusions in this definition are any note, stock, treasury stock, bond debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, or any put, call, straddle or option on any security or on any group or index of securities.

11.

“Reportable Fund” means any investment company where NAM serves as investment adviser as defined in Section 2(a)(20) of the 1940 Act.

12.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

1.3

Standard of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including NAM.  As a fiduciary, NAM has a duty of utmost good faith to act solely in the best interests of each of its clients.  Clients entrust the firm with their funds, which in turn places a high standard on the conduct and integrity of NAM employees and supervised persons.  This fiduciary duty compels all employees and supervised persons to act with the utmost integrity in all dealings.  This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with NAM clients.

In connection with these expectations, NAM has established the following core principles of conduct.  While the following standards are not all-encompassing, they are consistent with NAM’s core belief that ethical conduct is premised on the fundamental principals of openness, integrity, honesty and trust.

A.

Core Principles

1.

Employees are expected to comply with federal securities laws (as defined in Section 1.2(A)(1)).  Strict adherence to NAM’s compliance policy manual and instructions provided by the CCO will assist employees in complying with this important requirement;

2.

The interests of clients should be placed ahead of those of employees;

3.

Employees should not take inappropriate advantage of their position with NAM;

4.

Employees should avoid any actual or potential conflict of interest with any NAM client in all personal securities transactions;

5.

Personal securities transactions should be conducted in a manner consistent with this policy;

6.

Diligence and care shall be taken in maintaining and protecting nonpublic information concerning NAM’s clients (as addressed in NAM’s Privacy Policy); and

7.

NAM will strive to foster a healthy culture of compliance.

B.

Personal Conduct

1.

Acceptance of Gifts

Employees are prohibited from receiving any gift, gratuity, hospitality or other offering of more than de minimis value from any person or entity doing business with NAM.  This gift policy generally excludes items or events where the employee has reason to believe there is a legitimate business purpose.

2.

Service as Director for an Outside Company

Any employee wishing to serve as director for an outside company (public or private) must first seek the approval of the CCO.  The CCO, in reviewing the request, will determine whether such service is consistent with the interests of the firm and its clients.

3.

Outside Business Interests

Employees wishing to engage in business activities outside of NAM’s business must seek approval from the CCO and, if requested, provide periodic reports to the CCO summarizing those outside business activities.

1.4

Personal Trading Policy

A.

Prohibited Transactions

See Section 1.6 (“Exempted Securities and Transactions”) for certain exclusions from these Prohibited Transactions.

Unless specifically permitted in Section 1.6 (“Exempted Securities and Transactions”), no access person shall execute the following personal securities transaction on the same day as NAM (on behalf of its clients):

1.

Has a pending “buy” or “sell” order in that same security;

2.

Has purchased or sold that same security; or

3.

Is considering purchasing or selling that same security.

B.

Personal Trading Restrictions

See Section 1.6 (“Exempted Securities and Transactions”) for certain exclusions from these Personal Trading Restrictions.

1.

Initial Public Offerings and Private Placements

Access persons shall not acquire securities in an initial public offering or a private placement without express prior approval from the CCO.  In determining whether approval should be granted, the CCO should consider:

a.

Whether the investment opportunity should be reserved for NAM’s clients; and

b.

Whether the opportunity is being offered to an individual by virtue of his/her position with NAM.

2.

Pre-clearance of Personal Securities Transactions

Advance clearance is required for all personal securities transactions with the exception of those outlined in Section 1.6 (“Exempted Securities and Transactions”).  Such requests should be made on the form found at Appendix A.

Pre-clearance requests should be submitted to the CCO.  The CCO may disapprove such request for any reason s/he deems appropriate.

When determining whether or not to approve or disapprove an access person’s pre-clearance request, the CCO will communicate details of the requested transaction to the appropriate portfolio manager who will consider whether the security should be considered for purchase or sale in a client’s portfolio.  In reaching this conclusion, the portfolio manager will consider both quality and liquidity matters associated with the security.

1.5

Reporting Requirements

A.

Reporting Requirements by Access Persons

1.

Quarterly Transaction Report

Within 30 calendar days following the end of each calendar quarter, access persons shall submit to the CCO a report of personal securities transactions in which the access person had a direct or indirect beneficial ownership interest.  Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting, so long as NAM is in receipt of such brokerage statements within 30 calendar days following the end of the calendar quarter.  If an access person effected no transactions during the applicable quarter, s/he shall file a report indicating as such.  The CCO shall submit his/her transaction report to the President of the firm, or another employee as designated by the President.  Employees may use the form found at Appendix B to report transactions.

Information to be included on this quarterly transaction report is as follows:

•

Trade Date

•

Security Name

•

Ticker Symbol, CUSIP number, interest rate and maturity date

•

Number of Shares or Par

•

Type of Transaction (Purchase, Sale or Other)

•

Price

•

Principal Amount

•

Broker Name

•

Account Number

•

Date of Report

The following securities are not required to be reported:

a.

Excluded Securities, but transactions in Reportable Funds (open-end investment companies advised by NAM) are required to be reported;

b.

Transactions effected through an automatic investment plan so long as the investment allocation was determined in advance of the actual trade; and

c.

Transactions where duplicate information contained in brokerage trade confirmations or account statements are received by the CCO no later than 30 days following the applicable calendar quarter.

2.

Holdings Report

Access persons are required to provide a report of all personal securities holdings (other than Excluded Securities) to the CCO within 10 calendar days upon becoming an access person of NAM and on an annual basis thereafter, as directed by the CCO.  Copies of brokerage statements which contain the same information noted below will be viewed as an acceptable form of reporting.  The report should be current as of a date not more than 45 calendar days prior to submission of the report and should contain the following information:

• Security Name • Ticker Symbol or CUSIP number • Number of Shares or Par • Principal Amount • Broker or Bank Name • Date of the Report

The CCO shall submit his/her holdings report to the President of the firm, or to another employee as designated by the President.  Employees may use the form found at Appendix C to report transactions.

B.

Submission of Duplicate Confirmations and Periodic Statements

Each access person must arrange for duplicate copies of trade confirmations and periodic statements of his brokerage accounts to be sent to the CCO.  This requirement applies to any brokerage account over which the access person has a direct or indirect beneficial ownership interest.

C.

Review of Personal Securities Reports

The CCO will generally consider the following factors when reviewing reportable security holdings and transactions reports as well as pre-clearance requests:

1.

Whether the investment opportunity should be directed to a client’s account;

2.

Whether the amount or nature of the transaction affected the price or market for the security;

3.

Whether the access person benefited from purchases or sales being made for clients;

4.

Whether the transaction harmed any client; and

5.

Whether the transaction has the appearance of impropriety.

The President, or an employee designated by the President, will review the CCO’s personal securities reports.  In no case should an employee review his/her own report.

1.6

Exempted Securities and Transactions

A.

Exemptions from Pre-Clearance and Reporting Requirements

The following are not subject to the pre-clearance requirements described in Section 1.4(B)(2) nor the reporting requirements described in Section 1.5.

1.

Purchases and sales in Excluded Securities as described in Section 1.2(A)(10).  Excludable Securities are:

a.

Shares of registered open-end investment companies, except Reportable Funds.

b.

Direct obligations of the United States Government;

c.

Bankers’ acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments, including repurchase agreements;

d.

Shares issued by any money market fund; and

e.

Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are Reportable Funds.

2.

Purchases or sales of securities effected in any account over which the access person has no direct or indirect influence or control.

B.

Exemptions from Pre-Clearance and Transaction Reporting

The following are not subject to the pre-clearance requirements described in Section 1.4(B)(2) nor the quarterly transaction reporting requirements of Section 1.5(A)(1), but are subject to the holdings reporting requirements described in Section 1.5(A)(2).

1.

Purchases and sales of securities within an automatic reinvestment plan; and

2.

Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

C.

Exemptions from Pre-Clearance Requirements

The following are not subject to the pre-clearance requirements described in Section 1.4(B)(3), but are subject to all reporting requirements described in Section 1.5.

1.

Purchases and sales of Reportable Funds (open-end investment companies for which NAM serves as investment adviser);

2.

Purchases and sales of equity securities of an issuer with a market capitalization in excess of $3 billion;

3.

Purchases or sales of securities which are not eligible for purchase or sale by advisory clients accounts; and

4.

Purchases or sales of a security whose performance is directly tied to an index (for example, many Exchange Traded Funds).

1.7

Record Keeping Requirements

NAM will keep the following records regarding this Code of Ethics and Personal Trading Policy:

1.

Current and historic copies of this Code of Ethics and Personal Trading Policy;

2.

Employees’ written acknowledgement of receipt of the Compliance Policy Manual, which includes this Code of Ethics and Personal Trading Policy;

3.

Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;

4.

Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;

5.

All personal transaction reports made by access persons and/or copies of brokerage confirmations and statements; and

6.

Written approvals of IPOs and private placements, including documentation of the reasons for the approval.

1.8

Reporting of Violations

All employees are required to report promptly any violation of this policy (including the discovery of any violation committed by another employee) to the CCO.  Examples of items that should be reported include (but are not limited to): noncompliance with federal securities laws; conduct that is harmful to clients; and purchasing securities contrary to the Personal Trading Policy. The CCO and President will determine whether such violations should be reported to any mutual fund board for which NAM advises.

Such persons are encouraged to report any violations or perceived violations as such good faith reports will not be viewed negatively by NAM management, even if the reportable event, upon investigation, is determined to be non-volitional in nature and the CCO determines the employee reported such apparent violation in good faith.

1.9

Sanctions

Upon discovering a violation of the Code of Ethics and Personal Trading Policy, the CCO and NAM’s President may impose such sanctions as they deem appropriate, including, among other sanctions, a letter of censure or suspension, or termination of employment of the violator.

Approved: April 16, 2004

Revised: May 2005

Appendix A

Netols Asset Management, Inc.

Personal Trading Pre-Clearance Form

Access Person Instructions: Complete this form prior to placing any personal trade that required advance clearance. Questions should be directed to the CCO.

Access person Name:

Purchase / Sale / Other	Security	Quantity	Broker/Dealer Bank	Account Numbers(s)

To the best of my knowledge, these proposed transactions do not violate the provisions of the NAM’s Code of Ethics and Personal Trading Policy.

Access Person Signature:	Date:

PRE-CLEARANCE REQUEST REVIEW

Security traded by NAM today?	( ) Yes ( ) No

Pending trade or is NAM considering trade in security?	( ) Yes ( ) No

Does this transaction involve a private placement?	( ) Yes ( ) No

Does this transaction involve an IPO?	( ) Yes ( ) No

Should security be considered for purchase in a client account?	( ) Yes ( ) No

Comments:

Approved:

Denied:

Signature	Date:

Appendix B

Netols Asset Management, Inc.

Quarterly Personal Transactions Report

FOR THE QUARTER-ENDED:  _____________

Access Person Name:	Date:
Access Person Signature:

I am reporting below all transactions required to be reported for the quarter pursuant to NAM’s Code of Ethics and Personal Trading Policy.  I have completed and returned this form to the CCO by the 30th calendar day following quarter-end.

Required Transactions to Report

I am required to report all transactions of securities* in which I have a direct or indirect beneficial ownership interest.  I am also required to report any transaction:

1.  Executed within an automatic investment plan which overrides a pre-determined schedule.

2.  Not required to be pre-cleared, but required to be reported (such as >$3 billion market cap, ETFs and Funds managed by NAM).

* “Securities” include stocks, bonds, closed-end mutual funds and exchange-traded funds.

Transactions not Required to be Reported

I am not required to report shares of unaffiliated registered open-end investment companies, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market funds and other money market instruments and transactions effected through an automatic investment plan as described in the Code of Ethics.

Check one or more applicable boxes:

□     I had no reportable transactions during the period.

□     I had reportable transactions, as disclosed below.

□     I had reportable transactions, as disclosed on the attached brokerage statements.

□     NAM is in receipt of brokerage statements reflecting my reportable personal securities transactions.

REPORTABLE TRANSACTIONS

Trade Date	Security Name and Ticker/CUSIP	Number of Shares/Par Int Rate/Maturity	Purchase / Sale / Other	Price	Principal Amount	Broker Name	Account Number	Exempted from Pre-Clear?
Y N
Y N
Y N

Attach additional sheets as necessary.

Appendix C

Netols Asset Management, Inc.

Initial and Annual Portfolio Holdings Report

Access Person Name:	Date:
Access Person Signature:

I am reporting below all personal portfolio holdings information required to be reported on an annual basis pursuant to NAM’s Code of Ethics and Personal Trading Policy.  Securities reported must be current within 45 days of the date of this report.

Required Portfolio Holdings to Report

I am required to report holdings of all securities held in accounts in which I have a direct or indirect beneficial ownership interest as described in NAM’s Code of Ethics and Personal Trading Policy.

Transactions not Required to be Reported

I am not required to report holdings in the following securities: unaffiliated registered open-end investment companies, securities issued by the United States Government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market funds and other money market instruments.

PORTFOLIO HOLDINGS INFORMATION

Check one or more applicable boxes:

□     I have no reportable personal securities holdings.

□     I have reportable personal securities holdings, as disclosed below.

□     I have reportable securities holdings, as disclosed on the attached brokerage statements.

□     NAM is in receipt of brokerage statements reflecting my reportable personal securities holdings.

Account Number	Security Name and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Broker or Bank Name

Attach additional sheets as necessary.